Exhibit 99.1

Planet Fitness, Inc. Announces Second Quarter 2015 Results

Second Quarter Total Revenue Increased 26% to $79.0 Million

Newington, NH, September 2, 2015 – Planet Fitness Inc. (NYSE:PLNT) today reported financial results for its second quarter ended June 30, 2015.

Second Quarter Fiscal 2015 Highlights

•	Total revenue increased from the prior year period by 25.9% to $79.0 million.
•	System-wide same store sales increased 7.3%.
•	Net income was $11.5 million compared to $8.8 million in the prior year period.
•	Pro forma adjusted net income(1) increased 28.9% to $12.9 million, or $0.13 per diluted share, compared to $10.0 million, or $0.10 per diluted share in the prior year period.
•	Adjusted EBITDA(1) increased 27.5% to $31.0 million from $24.3 million in the prior year period.
•	38 new Planet Fitness stores added system-wide during the period.

1) Pro forma adjusted net income and adjusted EBITDA are non-GAAP measures. For reconciliations of adjusted EBITDA and pro forma adjusted net income to GAAP net income see “Non-GAAP Financial Measures” accompanying this release.

Christopher Rondeau, Chief Executive Officer, commented, “We are very pleased with our second quarter performance, which was highlighted by solid sales growth, strong margins and the opening of our 1,000th store. Our recent results demonstrate the strength of our unique business model and we are confident that our focus on providing a high-quality fitness experience at an exceptional price point will continue to resonate with a broader consumer audience. With our strong group of well-capitalized and experienced franchisees, we believe we have a sound plan in place to expand our store footprint and drive significant growth and shareholder value over the long-term.”

Rondeau continued, “Having been with Planet Fitness for over 20 years, it was incredibly rewarding to reach another major milestone with the recent completion of our initial public offering. I’m very excited to begin the next chapter in the company’s history.”

Operating Results for the Second Quarter Ended June 30, 2015

For the second quarter 2015, total revenue increased 25.9% to $79.0 million from $62.7 million in the prior year period. By segment:

•	Franchise segment revenue, which includes commission income, increased 18.7% to $21.9 million from $18.4 million in the prior year period;
•	Corporate-owned stores segment revenue increased 11.4% to $25.0 million from $22.4 million in the prior year period; and,
•	Equipment segment revenue increased 47.0% to $32.1 million from $21.8 million.

System-wide same store sales increased 7.3%. By segment, franchisee-owned same store sales increased 7.8% and corporate-owned same store sales increased 0.9%.

Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 27.5% to $31.0 million from $24.3 million in the prior year period. By segment:

•	Franchise segment EBITDA increased 21.4% to $17.7 million, including the negative impact of $0.4 million of non-recurring expenses related to a recent transition of the company’s point-of-sale billing and processing (POS) system;
•	Corporate-owned stores segment EBITDA increased 11.3% to $9.3 million; and,
•	Equipment segment EBITDA increased 62.3% to $7.2 million.

Net income for the second quarter of fiscal 2015 increased by 30.1% to $11.5 million from $8.8 million in the prior year period. Pro forma adjusted net income (see “Non-GAAP Financial Measures”) increased 28.9% to $12.9 million, or $0.13 per diluted share, from $10.0 million, or $0.10 per diluted share, in the prior year period.

During the second quarter of 2015, we added 38 new Planet Fitness stores, bringing the system-wide total stores to 1,014 at June 30, 2015.

Operating Results for the Six Months Ended June 30, 2015

For the six months ended June 30, 2015, total revenue increased 29.6% to $155.9 million from $120.3 million in the prior year period. By segment:

•	Franchise segment revenue, which includes commission income, increased 24.9% to $43.6 million from $34.9 million in the prior year period;
•	Corporate-owned stores segment revenue increased 20.9% to $48.5 million from $40.1 million in the prior year period; and,
•	Equipment segment revenue increased 40.9% to $63.7 million from $45.2 million.

System-wide same store sales increased 9.0%. By segment, franchisee-owned same store sales increased 9.6% and corporate-owned same store sales increased 2.5%.

Adjusted EBITDA (see “Non-GAAP Financial Measures”) increased 27.8% to $59.5 million in the six month period from $46.5 million in the prior year period. By segment:

•	Franchise segment EBITDA increased 14.0% to $31.3 million, including the negative impact of $4.0 million of non-recurring expenses related to a recent transition of the company’s point-of-sale billing and processing (POS) system;
•	Corporate-owned stores segment EBITDA increased 15.6% to $17.1 million; and,
•	Equipment segment EBITDA increased 47.7% to $14.0 million.

Net income increased by 33.8% to $19.9 million from $14.9 million in the prior year period. Pro forma adjusted net income (see “Non-GAAP Financial Measures”) increased 37.6% to $25.3 million, or $0.26 per diluted share, from $18.4 million, or $0.19 per diluted share, in the prior year period.

Initial Public Offering

On August 11, 2015, Planet Fitness successfully completed its initial public offering (“IPO”) at $16.00 per share. A total of 15,525,000 shares of common stock were sold to the underwriters, including 2,025,000 shares sold pursuant to the full exercise of the underwriters’ option to purchase additional shares.

Outlook

For the year ending December 31, 2015, the Company currently expects:

•	Total revenue between $314 million and $316 million;
•	System-wide same store sales growth between 7.0% and 7.5%;
•	Between 187 and 191 new franchised stores and 3 new corporate stores; and,
•	Pro forma adjusted net income of $46.5 million to $47.5 million, or $0.47 to $0.48 per diluted share.

Presentation of Financial Measures

This press release presents historical results, for the periods presented, of Pla-Fit Holdings, LLC, the predecessor to Planet Fitness, Inc. for financial reporting purposes (together with Planet Fitness, Inc., referred to as “Planet Fitness” or the “Company”). The financial results of Planet Fitness, Inc. have not been included in this press release as it is a recently incorporated entity and had no material assets or liabilities and no material business transactions or activities during the periods presented. Accordingly, these historical results do not purport to reflect what the results of operations of Planet Fitness, Inc. or Pla-Fit Holdings, LLC would have been had the IPO and related recapitalization transactions occurred prior to such periods.

The financial information presented in this release includes non-GAAP financial measures such as EBITDA, adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share. The Company’s presentation of adjusted EBITDA, pro forma adjusted net income, and pro forma net income per diluted share should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of adjusted EBITDA and pro forma adjusted net income to their nearest GAAP financial measure.

The non-GAAP financial measures used in our full-year outlook will differ from U.S. GAAP net income and net income per share in ways similar to those described in the reconciliations at the end of this press release.

Investor Conference Call

The Company will hold a conference call at 4:30 pm (ET) on September 2, 2015 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.

About Planet Fitness

Founded in 1992 in Dover, N.H., Planet Fitness (NYSE: PLNT) is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. With more than 1,000 locations in 47 states, Puerto Rico, and Canada, Planet Fitness’ mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women.

Source: Planet Fitness Investor Relations

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contacts:

Jessica Liddell, ICR

jessica.liddell@icrinc.com

203-682-8200

McCall Gosselin, Planet Fitness

mccall.gosselin@pfhq.com

603-750-0001 x 199

Forward-Looking Statements

This news release contains certain statements, approximations, estimates and projections with respect to our anticipated future performance (“forward-looking statements”), especially those under the heading “Outlook.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness, our corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s final prospectus relating to its initial public offering, which was filed with the Securities and Exchange Commission on August 6, 2015. Neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Pla-Fit Holdings, LLC

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenue:
Franchise	$18,691	$15,364	$35,658	$27,825
Commission income	3,188	3,063	7,978	7,102
Corporate-owned stores	24,975	22,428	48,521	40,131
Equipment	32,099	21,842	63,718	45,233

Total revenue	78,953	62,697	155,875	120,291

Operating costs and expenses:
Cost of revenue	25,300	18,449	51,246	37,674
Store operations	14,708	12,942	29,049	23,324
Selling, general and administrative	12,354	8,094	26,492	14,714
Depreciation and amortization	7,983	8,507	16,184	15,043
Other (gain) loss	(61)	—	(67)	1,293

Total operating costs and expenses	60,284	47,992	122,904	92,048

Income from operations	18,669	14,705	32,971	28,243

Other expense, net:
Interest expense, net	(6,560)	(5,046)	(11,316)	(11,608)
Other expense	(76)	(263)	(812)	(642)

Total other expense, net	(6,636)	(5,309)	(12,128)	(12,250)

Income before income taxes	12,033	9,396	20,843	15,993
Provision for income taxes	419	446	691	784

Net income	11,614	8,950	20,152	15,209
Less net income attributable to noncontrolling interests	113	109	226	318

Net income attributable to Pla-Fit Holdings, LLC	$11,501	$8,841	$19,926	$14,891

Pla-Fit Holdings, LLC

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$32,148	$43,291
Accounts receivable, net of allowance for bad debts of $945 and $399 at June 30, 2015 and December 31, 2014, respectively	11,374	19,275
Due from related parties	644	1,141
Inventory	767	3,012
Restricted assets – NAF	1,696	—
Other current assets	7,398	8,599

Total current assets	54,027	75,318
Property and equipment, net	51,901	49,579
Intangible assets, net	284,390	295,162
Goodwill	176,981	176,981
Other assets, net	12,391	12,236

Total assets	$579,690	$609,276

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$5,100	$3,900
Accounts payable	11,754	26,738
Accrued expenses	9,804	8,494
Current maturities of obligations under capital leases	143	376
Equipment deposits	2,805	6,675
Restricted liabilities – NAF	1,696	—
Deferred revenue, current	17,797	14,549
Other current liabilities	148	153

Total current liabilities	49,247	60,885

Long-term debt, net of current maturities	499,725	383,175
Obligations under capital leases, net of current portion	21	45
Deferred rent, net of current portion	4,291	3,012
Deferred revenue, net of current portion	9,308	9,330
Deferred tax liabilities – non current	696	606
Other liabilities	482	474

Total noncurrent liabilities	514,523	396,642

Commitments and contingencies
Equity:
Members’ equity	10,994	146,156
Accumulated other comprehensive income (loss)	(1,529)	(636)

Total equity attributable to Pla-Fit Holdings, LLC	9,465	145,520
Noncontrolling interests in variable interest entities	6,455	6,229

Total equity	15,920	151,749

Total liabilities and equity	$579,690	$609,276

Pla-Fit Holdings, LLC

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Six months ended June 30,
	2015	2014
Cash flows from operating activities:
Net income	$20,152	$15,209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,184	15,043
Amortization of deferred financing costs	686	690
Amortization of favorable leases and asset retirement obligations	235	163
Deferred tax benefit	21	2
Provision for bad debts	546	37
Gain on disposal of property and equipment	(67)	—
Unrealized gain on interest rate swaps	—	(139)
Loss on extinguishment of debt	—	4,697
Changes in operating assets and liabilities, excluding effects of acquisitions and dispositions:
State income taxes	431	(1,530)
Accounts receivable	7,352	8,280
Notes receivable and due from related parties	1,958	1,293
Inventory	2,245	671
Other assets and other current assets	(587)	(181)
Accounts payable and accrued expenses	(13,164)	(16,587)
Other liabilities and other current liabilities	42	(101)
Equipment deposits	(3,870)	2,164
Deferred revenue	3,230	1,864
Deferred rent	1,242	662

Net cash provided by operating activities	36,636	32,237

Cash flows from investing activities:
Additions to property and equipment	(8,538)	(3,808)
Acquisition of franchises	—	(38,638)
Proceeds from sale of property and equipment	67	—

Net cash used in investing activities	(8,471)	(42,446)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	120,000	390,000
Principal payments on capital lease obligations	(258)	(800)
Repayment of long-term debt	(2,250)	(183,850)
Payment of deferred financing and other debt-related costs	(1,698)	(7,785)
Distributions to variable interest entities	—	(358)
Distributions to members	(155,088)	(186,970)

Net cash (used in) provided by financing activities	(39,294)	10,237
Effects of exchange rate changes on cash and cash equivalents	(14)	3

Net (decrease) increase in cash and cash equivalents	(11,143)	31
Cash and cash equivalents, beginning of period	43,291	31,267

Cash and cash equivalents, end of period	$32,148	$31,298

Pla-Fit Holdings, LLC

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands)

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share (collectively, the “non-GAAP” financial measures). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate adjusted EBITDA, pro forma adjusted net income and pro forma adjusted net income per diluted share. The Company’s presentation of adjusted EBITDA, pro forma adjusted net income, and pro forma adjusted net income per diluted share should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental measures of performance that do not represent and should not be considered as substitutes for net income or any other performance measures derived in accordance with GAAP. EBITDA and Adjusted EBITDA are used by management to measure the operating performance of their business adjusted for certain non-recurring items that management believe do not directly reflect the Company’s core operations. A reconciliation of EBITDA and Adjusted EBITDA to net income, the more directly comparable GAAP measure, is set forth below.

(Amounts in thousands)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net income attributable to Pla-Fit Holdings, LLC	$11,501	$8,841	$19,926	$14,891
Net income attributable to noncontrolling interests	113	109	226	318

Net income	$11,614	$8,950	$20,152	$15,209
Interest expense, net(1)	6,560	5,046	11,316	11,608
Provision for income taxes	419	446	691	784
Depreciation and amortization	7,983	8,507	16,184	15,043

EBITDA	$26,576	$22,949	$48,343	$42,644
Purchase accounting adjustments(2)	288	110	714	1,884
Management fees(3)	269	263	553	606
IT system upgrade costs(4)	384	33	4,017	228
Transaction fees(5)	—	437	—	478
IPO-related costs(6)	3,316	117	5,073	176
Pre-openings costs(7)	189	420	793	526

Adjusted EBITDA	$31,022	$24,329	$59,493	$46,542

(1)	Includes $4.7 million of loss on extinguishment of debt in the six months ended June 30, 2014.
(2)	Represents the impact of certain purchase accounting adjustments associated with the 2012 Acquisition of Pla-Fit Holdings, LLC on November 8, 2012 and the acquisition of eight franchisee-owned stores during the six months ended June 30, 2014. These are primarily related to fair value adjustments to deferred revenue and deferred rent.
(3)	Represents management fees and expenses paid to a management company affiliated with TSG pursuant to a management services agreement that terminated in connection with the IPO.
(4)	Represents costs associated with certain IT system upgrades, primarily related to our point-of-sale systems.
(5)	Represents transaction fees and expenses primarily related to business acquisitions and dispositions.
(6)	Represents legal, accounting and other costs incurred in preparation for the IPO.
(7)	Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

Pro Forma Adjusted Net Income and Pro Forma Adjusted Net Income per Diluted Share

As a result of the recapitalization transactions that occurred prior to our initial public offering, the operating agreement of Pla-Fit Holdings, LLC was amended and restated to, among other things, designate Planet Fitness, Inc. as the sole managing member of Pla-Fit Holdings, LLC. As sole managing member, Planet Fitness, Inc. exclusively operates and controls the business and affairs of Pla-Fit Holdings, LLC. As a result of the recapitalization transactions and the amended and restated Pla-Fit Holdings LLC Agreement, Planet Fitness, Inc. will consolidate Pla-Fit Holdings, LLC, and Pla-Fit Holdings, LLC will be considered the predecessor to Planet Fitness, Inc. for accounting purposes. Our presentation of pro forma adjusted net income and pro forma adjusted net income per diluted share gives effect to the consolidation of Pla-Fit Holdings, LLC with Planet Fitness, Inc. resulting from the recapitalization transactions and the amended and restated Pla-Fit Holdings LLC Agreement as of January 1, 2014. In addition, pro forma adjusted net income assumes net income is all attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of the Planet Fitness, Inc., adjusted for certain non-recurring items that management believe do not directly reflect the Company’s core operations. Pro forma adjusted net income per diluted share is calculated by dividing pro forma adjusted net income by the total shares of Class A common stock outstanding as though the IPO had occurred and those shares were outstanding for all of each period presented and, assuming the full exchange of all outstanding Holdings Units and corresponding Class B common shares as of the beginning of each period presented.

Pro forma adjusted net income and pro forma adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and net income per share, as determined by GAAP. We believe pro forma adjusted net income and pro forma adjusted net income per diluted share supplement GAAP measures and enables us to more effectively evaluate our performance period-over-period and relative to our competitors. A reconciliation of pro forma adjusted net income to net income attributable to Pla-Fit Holdings, LLC, the most directly comparable GAAP measure, and the computation of pro forma adjusted net income per diluted share are set forth below.

(Amounts in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net income attributable to Pla-Fit Holdings, LLC	$11,501	$8,841	$19,926	$14,891
Net income attributable to noncontrolling interests	113	109	226	318

Net income	$11,614	$8,950	$20,152	$15,209
Provision for income taxes, as reported	419	446	691	784
Purchase accounting adjustments(1)	288	110	714	1,884
Management fees(2)	269	263	553	606
IT system upgrade costs(3)	384	33	4,017	228
Transaction fees(4)	—	437	—	478
IPO-related costs(5)	3,316	117	5,073	176
Pre-openings costs(6)	189	420	793	526
Purchase accounting amortization(7)	5,270	6,092	10,540	11,010

Adjusted income before income taxes	$21,749	$16,868	$42,533	$30,901
Pro forma income taxes(8)	8,808	6,832	17,226	12,515

Pro forma adjusted net income	$12,941	$10,036	$25,307	$18,386

Pro forma adjusted net income per share, diluted	$0.13	$0.10	$0.26	$0.19
Pro forma shares outstanding(9)	98,710	98,710	98,710	98,710

(1)	Represents the impact of certain purchase accounting adjustments associated with the 2012 Acquisition of Pla-Fit Holdings, LLC on November 8, 2012 and the acquisition of eight franchisee-owned stores during the six months ended June 30, 2014. These are primarily related to fair value adjustments to deferred revenue and deferred rent.
(2)	Represents management fees and expenses paid to a management company affiliated with TSG pursuant to a management services agreement that terminated in connection with the IPO.
(3)	Represents costs associated with certain IT system upgrades, primarily related to our point-of-sale systems.
(4)	Represents transaction fees and expenses primarily related to business acquisitions and dispositions.
(5)	Represents legal, accounting and other costs incurred in preparation for the IPO.
(6)	Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(7)	Represents the impact of the amortization of certain purchase accounting adjustments associated with the 2012 Acquisition of Pla-Fit Holdings, LLC on November 8, 2012 and the acquisition of eight franchisee-owned stores during the six months ended June 30, 2014.
(8)	Represents corporate income taxes at assumed effective tax rate of 40.5% for the three months and six months ended June 30, 2015 and June 30, 2014 applied to adjusted income before income taxes.
(9)	Assumes the full exchange of all outstanding Holdings Units and corresponding Class B common shares for shares of Class A common stock of Planet Fitness, Inc. for all periods presented.